UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): October 14, 2010

ROOMSTORE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54019	54-1832498
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer ID #)

12501 Patterson Avenue

Richmond, Virginia 23238

(Address of principal executive offices)

(804) 784-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2010, the Compensation Committee of the Board of Directors voted to award options to purchase 370,000 shares, which were available for award under the Company’s 2005 Stock Incentive Plan (“Plan”) to outside directors and executives of the Company including the named executive officers as set forth below.

Name	Title	Number of Shares Subject to Options Granted, October 14, 2010

Curtis C. Kimbrell	President and Chief Executive Officer	71,300

Ned D. Crosby	Executive Vice President – Chief Merchandising And Marketing Officer	39,100

Lewis M. Brubaker	Senior Vice President and Chief Financial Officer	23,000

John M. Hamilton	Senior Vice President – Human Resources	16,100

Each option will vest and become exercisable on March 1, 2011 at an exercise price of $0.81 per share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RoomStore, Inc.

October 20, 2010	By:	/s/ Lewis M. Brubaker
	Name:	Lewis M. Brubaker
	Title:	Senior VP and CFO